                                                                     EXHIBIT 1.1



                        SERVICE CORPORATION INTERNATIONAL



                              (a Texas corporation)



                                  $300,000,000



                 6 3/4% Convertible Subordinated Notes due 2008





                               Dated June 18, 2001

                                TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
SECTION 1.  Representations and Warranties...................................................3
       (a) Representations and Warranties by the Company.....................................3
           (1)   Compliance with Registration Requirements...................................3
           (2)   Incorporated Documents......................................................4
           (3)   Independent Accountants.....................................................4
           (4)   Financial Statements........................................................4
           (5)   No Material Adverse Change in Business......................................5
           (6)   Good Standing of the Company................................................5
           (7)   Good Standing of Subsidiaries...............................................5
           (8)   Capitalization..............................................................6
           (9)   Authorization of Agreement..................................................6
           (10)  Authorization of the Underwritten Securities................................6
           (11)  Authorization of the Indenture..............................................7
           (12)  Authorization of Underlying Securities......................................7
           (13)  Descriptions of the Underwritten Securities, Underlying Securities and
                 Indenture...................................................................7
           (14)  Absence of Defaults and Conflicts...........................................7
           (15)  Absence of Labor Dispute....................................................8
           (16)  Absence of Proceedings......................................................8
           (17)  Accuracy of Exhibits........................................................8
           (18)  Absence of Further Requirements.............................................9
           (19)  Possession of Intellectual Property.........................................9
           (20)  Possession of Licenses and Permits..........................................9
           (21)  Title to Property..........................................................10
           (22)  Commodity Exchange Act.....................................................10
           (23)  Investment Company Act.....................................................10
           (24)  Environmental Laws.........................................................10
           (25)  Registration Rights........................................................11
           (26)  Stabilizing Transactions; Distribution of Property.........................11
           (27)  Statistical and Market Data................................................11
           (28)  Finders' Fee...............................................................11
           (29)  Payment of Taxes...........................................................11
           (30)  Internal controls..........................................................12
           (31)  Insurance..................................................................12
           (32)  Solvency...................................................................12
           (33)  Related Party Transactions.................................................12
           (34)  Offering Materials.........................................................12
           (35)  Suppliers..................................................................13
       (b) Officers' Certificates...........................................................13

SECTION 2.  Sale and Delivery to Underwriters; Closing......................................13
       (a) Initial Securities...............................................................13

       (b) Option Securities................................................................13
       (c) Payment..........................................................................14
       (d) Appointment of Qualified Independent Underwriter.................................14

SECTION 3.  Covenants of the Company........................................................14
       (a) Compliance with Securities Regulations and Commission Requests...................14
       (b) Filing of Amendments.............................................................15
       (c) Delivery of Registration Statements..............................................15
       (d) Delivery of Prospectuses.........................................................15
       (e) Continued Compliance with Securities Laws........................................15
       (f) Blue Sky Qualifications..........................................................16
       (g) Earnings Statement...............................................................16
       (h) Reservation of Securities........................................................16
       (i) Use of Proceeds..................................................................17
       (j) Listing     18
       (k) Restriction on Sale of Securities................................................17
       (l) Restriction on Sale of Common Stock..............................................17
       (m) Reporting Requirements...........................................................17

SECTION 4.  Payment of Expenses.............................................................17
       (a) Expenses.........................................................................17
       (b) Termination of Agreement.........................................................18

SECTION 5.  Conditions of Underwriters' Obligations.........................................18
       (a) Effectiveness of Registration Statement..........................................18
       (b) Opinion of Counsel for Company...................................................19
       (c) Opinion of General Counsel of Company............................................19
       (d) Opinion of Counsel for Underwriters..............................................19
       (e) Officers' Certificate............................................................19
       (f) Accountants' Comfort Letter......................................................20
       (g) Bring-down Comfort Letter........................................................20
       (h) Maintenance of Ratings...........................................................20
       (i) Approval of Listing..............................................................20
       (j) No Objection.....................................................................20
       (k) Lock-up Agreements...............................................................20
       (l) Over-Allotment Option............................................................21
       (m) Additional Documents.............................................................21
       (n) Termination of Agreement.........................................................22

SECTION 6.  Indemnification.................................................................22
       (a) Indemnification of Underwriters..................................................22
       (b) Indemnification of Company, Directors and Officers...............................23
       (c) Actions against Parties; Notification............................................23
       (d) Settlement without Consent if Failure to Reimburse...............................24

SECTION 7.  Contribution....................................................................24

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery..................26

SECTION 9.  Termination of Agreement........................................................26
       (a) Termination; General.............................................................26
       (b) Liabilities......................................................................26

SECTION 10. Default by One or More of the Underwriters......................................26

SECTION 11. Notices.........................................................................27

SECTION 12. Parties.........................................................................27

SECTION 13. GOVERNING LAW AND TIME..........................................................28

SECTION 14. Effect of Headings..............................................................28



Schedule A - Underwriters
Schedule B - Pricing Term Sheet
Schedule C - "Significant Subsidiaries" of the Company
Schedule D - Persons Required to Execute Lock-up Agreements

Exhibit A - Form of Opinion of Company's Counsel to be Delivered Pursuant to Section 5(b)
Exhibit B - Form of Opinion of General Counsel of the Company to be Delivered
              Pursuant to Section 5(c)

                        SERVICE CORPORATION INTERNATIONAL

                              (a Texas corporation)

                 6 3/4% Convertible Subordinated Notes due 2008

                               PURCHASE AGREEMENT


                                                                   June 18, 2001


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
Banc of America Securities LLC
UBS Warburg LLC
Raymond James & Associates, Inc.

c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         Service Corporation International, a Texas corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), J.P. Morgan Securities Inc., Banc of America Securities LLC, UBS Warburg LLC, Raymond James & Associates, Inc. and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, J.P. Morgan Securities Inc., Banc of America Securities LLC, UBS Warburg LLC and Raymond James & Associates, Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $300,000,000 aggregate principal amount of the Company's 6 3/4% Convertible Subordinated Notes due 2008 (the "Convertible Notes"), and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of an additional $45,000,000 principal amount of the Convertible Notes to cover over-allotments, if any. The aforesaid $300,000,000 principal amount of the Convertible Notes (the "Initial Securities") to be purchased by the Underwriters and all or any part of the $45,000,000 principal amount of the Convertible Notes subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Underwritten Securities." The Underwritten Securities are to be issued pursuant to an indenture dated as of June 22, 2001, between the Company and The Chase Manhattan Bank, as trustee (the

"Trustee"), as supplemented by the Supplemental Indenture dated as of June 22, 2001 (as so supplemented, the "Indenture").

         The Underwritten Securities are convertible into shares of common stock, par value $1.00 per share, of the Company (the "Common Stock") in accordance with the terms of the Underwritten Securities and the Indenture, at the initial conversion price specified in Schedule B hereto. "Underlying Securities" shall mean the Common Stock issuable upon conversion of the Underwritten Securities.

         The Company understands that the Underwriters propose to make a public offering of the Underwritten Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") two registration statements on Form S-3 (Registration Nos. 333-53937 and 333-65711), including the related base prospectus, for the registration of common stock, debt securities, warrants, preferred securities, guarantees, stock purchase contracts and stock purchase units consisting of any combination of such securities of the Company (including the Underwritten Securities and the Underlying Securities) under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Each such registration statement, including any Rule 462(b) Registration Statement (as defined below), has been declared effective by the Commission. Such registration statements (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), are referred to herein collectively as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Underwritten Securities, in the forms first furnished to the Underwriters by the Company for use in connection with the offering of the Underwritten Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of this Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then all references to "Registration Statement" shall also be deemed to include the Rule 462 (b) Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall also be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the forms first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to
(i) each prospectus used before the Registration Statement became effective and
(ii) any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the


                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT

Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriters by the Company. For purposes of this Agreement, all references to the Registration Statement, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, after the execution of this Agreement.

         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to Merrill Lynch and to each of the other Underwriters, as of the date hereof, as of the Closing Time (as defined below) and, if applicable, as of each Date of Delivery (as defined below) (in each case, a "Representation Date"), as follows:

                  (1) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

                  At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and at each Representation Date, the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the


                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT
         statements therein not misleading. At the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule
         434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus.

                  Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Underwritten Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (2) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (3) Independent Accountants. The accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (4) Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent

                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT
         basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with applicable requirements of Regulation S-X promulgated under the Exchange Act and the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) except for regular dividends on the Common Stock or preferred stock, in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (6) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing could not reasonably be expected to result in a Material Adverse Effect.

                  (7) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act), which entities are listed on Schedule C hereto (each, a "Subsidiary" and, collectively, the "Subsidiaries"), has been duly organized and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good

                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT
         standing under the laws of the jurisdiction of its incorporation or organization, has the power and authority (corporate, partnership or other, as the case may be) to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock, limited partnership interests or membership interests, as the case may be, of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock, limited partnership interests or membership interests, as the case may be, of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

                  (8) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the column entitled "Actual" under the section in the Prospectus titled "Capitalization" (except for subsequent issuances thereof, if any, contemplated under this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company. The authorized capital stock of the Company (including, without limitation, the Common Stock issuable upon conversion or exchange of the Underwritten Securities) conforms as to legal matters to the description thereof contained or incorporated by reference in the Registration Statement and the Prospectus and such description conforms to the rights set forth in the instrument defining the same.

                  (9) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (10) Authorization of the Underwritten Securities. The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement. The Underwritten Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefore as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in

                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT
         equity or at law). The Underwritten Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture. Upon issuance and delivery of the Underwritten Securities in accordance with this Agreement and the Indenture, the Underwritten Securities will be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Underwritten Securities and the Indenture.

                  (11) Authorization of the Indenture. The Indenture has been, or prior to the issuance of the Underwritten Securities thereunder will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (12) Authorization of Underlying Securities. The Underlying Securities have been duly authorized and reserved for issuance by the Company upon conversion of the Underwritten Securities. The Underlying Securities, when issued upon such conversion, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of the Underlying Securities is or will be subject to personal liability by reason of being such a holder.

                  (13) Descriptions of the Underwritten Securities, Underlying Securities and Indenture. The Underwritten Securities being sold pursuant to this Agreement and the Indenture, as of each Representation Date, and any Underlying Securities, when issued and delivered in accordance with the terms of the Underwritten Securities, will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

                  (14) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments"), except for such defaults that could not reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and


                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT
         the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds" as well as the issuance of any Underlying Securities) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its Subsidiaries pursuant to, any Agreements and Instruments, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

                  (15) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, could reasonably be expected to result in a Material Adverse Effect.

                  (16) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under the Prospectus, this Agreement or the Indenture, or the performance by the Company of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (17) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents

                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT
         incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                  (18) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Agreement or for the performance by the Company of the transactions contemplated under the Prospectus, this Agreement or the Indenture, except such as have been already made, obtained or rendered, as applicable, or except as required under the securities or Blue Sky laws of the various states and other jurisdictions of the United States of America.

                  (19) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") reasonably necessary to carry on the business now operated by them, except where the failure to own or possess such Intellectual Property could not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  (20) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses could not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply could not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.


                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT

                  (21) Title to Property. The Company and its subsidiaries have good and indefeasible title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement and the Prospectus or (B) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. All of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease.

                  (22) Commodity Exchange Act. The Underwritten Securities, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act (the "Commodity Exchange Act Regulations").

                  (23) Investment Company Act. The Company is not, and upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  (24) Environmental Laws. Except as otherwise stated in the Registration Statement and the Prospectus and except as could not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) neither the Company nor any of its subsidiaries fails to possess any permit, authorization or approval required under any applicable Environmental Laws or to be in compliance with their requirements, (C) there


                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT
         are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (25) Registration Rights. No holder of any securities of the Company has any rights, not effectively satisfied or waived, to require the Company to register the sale of any securities under the Securities Act in connection with the filing of the Registration Statement or the consummation of the transactions contemplated therein or pursuant to this Agreement.

                  (26) Stabilizing Transactions; Distribution of Property. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Underwritten Securities (or the Common Stock), and the Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Underwritten Securities other than any preliminary prospectus filed with the Commission or the Prospectus or other materials permitted under the Securities Act.

                  (27) Statistical and Market Data. The statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

                  (28) Finders' Fee. The Company knows of no outstanding claims for services, in the nature of a finder's fee or origination fee or other similar claim, with respect to the transactions contemplated hereby, other than the underwriting fees and compensation to be paid to the Underwriters in accordance with this Agreement.

                  (29) Payment of Taxes. All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2000 have been settled and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns could not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any


                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT
         assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that could not reasonably be expected to result in a Material Adverse Effect.

                  (30) Internal controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (31) Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers (other than Reliance Insurance Company), in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

                  (32) Solvency. The Company is, and immediately after the Closing Time will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company on a particular date, that on such date (A) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (B) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (C) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) the Company does not have unreasonably small capital.

                  (33) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required.

                  (34) Offering Materials. The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Underwritten Securities, will not distribute any offering material in connection with the offering and sale of the Underwritten Securities other than the Registration Statement,


                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT
         any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act and approved by the Representatives.

                  (35) Suppliers. No supplier of merchandise to the Company or any of its subsidiaries has ceased shipments of merchandise to the Company, other than in the normal and ordinary course of business consistent with past practices, which cessation could not reasonably be expected to result in a Material Adverse Effect.

         (b) Officers' Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

         SECTION 2. Sale and Delivery to Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, acting severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of the Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Initial Securities which such Underwriter may become obligated to purchase pursuant to
Section 10 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase up to an additional $45,000,000 principal amount of the Underwritten Securities at a price per Option Security equal to the price per Initial Security. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company setting forth the aggregate principal amount of Option Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Securities. Any such time and date of payment and delivery (each, a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total aggregate principal amount of Option Securities then being purchased which the aggregate principal amount of Initial Securities each such Underwriter has severally agreed to purchase bears to the total number or aggregate principal amount of Initial Securities, subject to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of a fractional aggregate principal amount of Option Securities.


                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT

         (c) Payment. Payment of the purchase price for, and delivery of, the Underwritten Securities shall be made at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2300, Houston, Texas 77002-6760, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M., Texas time, on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date of this Agreement (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that the Underwriters have exercised their option, if any, to purchase any or all of the Option Securities, payment of the purchase price for, and delivery of such Option Securities, shall be made at the above-mentioned offices of Vinson & Elkins L.L.P., or at such other place as shall be agreed upon by the Representatives and the Company, on the relevant Date of Delivery as specified in the notice from the Representatives to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives, through the facilities of The Depository Trust Company, for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has severally agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Appointment of Qualified Independent Underwriter. The Company hereby confirms its engagement of Merrill Lynch as, and Merrill Lynch hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Underwriter Securities. Merrill Lynch, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter".

         SECTION 3. Covenants of the Company. The Company covenants with Merrill Lynch and with each Underwriter participating in the offering of Underwritten Securities, as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, if and as applicable, and will notify the Representatives immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment


                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT
or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the


                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT

Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Underwritten Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Underwritten Securities and any Underlying Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Underwritten Securities or any related Underlying Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement. The Company will also supply the Underwriters with such information as necessary for the determination of the legality the Underwritten Securities for investment under the laws of such jurisdictions as the Underwriters may request.

         (g) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

         (h) Reservation of Securities. The Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Common Stock, for the purpose of enabling the Company to satisfy any obligations to issue such Underlying Securities upon exercise of the related upon conversion of the Underwritten Securities.


                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT

         (i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under "Use of Proceeds".

         (j) Listing. The Company will use its best efforts to effect and maintain the listing of the Underlying Securities issuable upon conversion of the Underwritten Securities on the New York Stock Exchange and will file all documents and notices required by the New York Stock Exchange of companies that have securities that are listed on the New York Stock Exchange.

         (k) Restriction on Sale of Securities. Between the date of this Agreement and the Closing Time, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any securities of the Company.

         (l) Restriction on Sale of Common Stock. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

         (m) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4. Payment of Expenses.

         (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Underwritten Securities or any related Underlying Securities, (iii) the preparation, issuance and


                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT
delivery of the Underwritten Securities and any related Underlying Securities or any certificates for the Underwritten Securities or such Underlying Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Underwritten Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustees and their respective counsel, (v) the qualification of the Underwritten Securities and any related Underlying Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet, and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities and any related Underlying Securities, if applicable, (viii) the fees and expenses incurred with respect to the listing of the Underwritten Securities and any related Underlying Securities, if applicable, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Underwritten Securities and any related Underlying Securities, and (x) the fees and expenses of any Underwriter arising from such Underwriter acting in the capacity of a "qualified independent underwriter" (as defined in Rule 2720(b)(15) of the Conduct Rules of the NASD), if applicable.

         (b) Termination of Agreement. If this Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 5 or Section 9(b)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Underwritten Securities pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Underwritten Securities may commence, the Registration Statement, including any Rule 462(b) Registration Statement, or such post-effective amendment shall have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the


                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT

Underwritten Securities and any related Underlying Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

         (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Locke Liddell & Sapp LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (c) Opinion of General Counsel of Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of James M. Shelger, General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Vinson & Elkins L.L.P., counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the matters set forth in paragraphs (1), (2), (5) through (7), inclusive, (8) (solely as to the Underlying Securities not being subject to preemptive or other similar rights of the securityholders of the Company, which opinion shall be limited to such rights arising by operation of law or under the charter or by-laws of the Company), (9), (10) (solely as to the information in the Prospectus under "Description of Capital Stock?Common Stock"), (16), (17),
(20) and the penultimate paragraph of Exhibit A hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the State of Texas and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the


                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT
effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Time,
(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and
(iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer's knowledge, are threatened by the Commission.

         (f) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (g) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

         (h) Maintenance of Ratings. At Closing Time and at any relevant Date of Delivery, the Underwritten Securities shall be rated at least B3 by Moody's Investors Service, Inc. and B by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and the Company shall have delivered to the Representatives a letter, dated as of such date, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Underwritten Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in, or a withdrawal of, the rating assigned to the Underwritten Securities or any of the Company's other debt securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Underwritten Securities or any of the Company's other debt securities.

         (i) Approval of Listing. At Closing Time, the Underlying Securities shall have been approved for listing, subject only to official notice of issuance.

         (j) No Objection. If the Registration Statement or an offering of Underwritten Securities has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (k) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received, in form and substance satisfactory to it, each lock-up agreement signed by the persons listed on Schedule D hereto.


                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT

         (l) Over-Allotment Option. In the event that the Underwriters exercise their option to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, the Representatives shall have received:

                  (1) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and the chief financial officer or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                  (2) The favorable opinion of Locke Liddell & Sapp LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by
         Section 5(b) hereof.

                  (3) The favorable opinion of James M. Shelger, General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by
         Section 5(c) hereof.

                  (4) The favorable opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                  (5) A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

                  (6) Since the time of execution of this Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Underwritten Securities or any of the Company's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Underwritten Securities or any of the Company's other securities.

         (m) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten


                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT

Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         (n) Termination of Agreement. If any condition specified in this
Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase the Option Securities on such Date of Delivery) may be terminated by Merrill Lynch by notice to the Company at any time at or prior to the Closing Time (or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification of Underwriters. (1) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                  (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) from and against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;


                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (2) In addition to and without limitation of the Company's obligation to indemnify Merrill Lynch as an Underwriter, the Company also agrees to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Securities.

         (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any


                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT
one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, that, if indemnity is sought pursuant to Section 6(a)(2), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.


                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT

         The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Underwritten Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover.

         The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that Merrill Lynch will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Underwritten Securities.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall


                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT
have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number or aggregate principal amount, as the case may be, of Underwritten Securities set forth opposite their respective names in the Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Underwritten Securities.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. Merrill Lynch may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time or any relevant Date of Delivery, if (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal, New York or Texas authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this
Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Underwritten Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such


                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT
amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Underwritten Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Underwritten Securities to be purchased on such date, this Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and the Company to sell, such Option Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in (i) a termination of this Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the Underwriters and the Company with respect to the related Option Securities, as the case may be, either Merrill Lynch or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at 1221 McKinney, Suite 2700, Houston, Texas 77010-2011, attention of Alan Blackburn; and notices to the Company shall be directed to the it at 1929 Allen Parkway, Houston, Texas 77019, attention of Curtis Briggs.

         SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of


                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT

Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.




                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                             Very truly yours,


                                             SERVICE CORPORATION INTERNATIONAL



                                             By:   /s/ FRANK T. HUNDLEY
                                                 -------------------------------
                                                Name:  Frank T. Hundley
                                                Title: Vice President Treasurer


CONFIRMED AND ACCEPTED,
as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED
J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
UBS WARBURG LLC
RAYMOND JAMES & ASSOCIATES, INC.


By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED


By:      /s/ ALAN J. BLACKBURN
   ------------------------------------
          Authorized Signatory



                       SERVICE CORPORATION INTERNATIONAL
                               PURCHASE AGREEMENT

                                   SCHEDULE A

                                                  Principal
                                                  Amount of
                     Underwriter              Initial Securities
                     -----------              ------------------

Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated ...........   $  175,500,000
J.P. Morgan Securities Inc. .................       55,500,000
Banc of America Securities LLC ..............       27,000,000
UBS Warburg LLC .............................       27,000,000
Raymond James & Associates, Inc. ............       15,000,000
                                                --------------
                     Total ..................   $  300,000,000
                                                ==============

                                   SCHEDULE B


                        SERVICE CORPORATION INTERNATIONAL

              $300,000,000 Subordinated Convertible Notes due 2008

1. The initial public offering price of the Underwritten Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

2. The purchase price to be paid by the Underwriters for the Initial Securities shall be 97% of the principal amount thereof, plus accrued interest, if any, from June 22, 2001.

3. The interest rate on the Underwritten Securities shall be 6 3/4% per annum.

4. The Underwritten Securities shall be convertible into shares of common stock, par value $1.00 per share, of the Company, at an initial conversion price of $6.92 per share (equivalent to a conversion rate of 144.5348 shares per $1,000 principal amount of Underwritten Securities).

5. The Underwritten Securities may be redeemed by the Company at any time on or after June 22, 2004 at the following redemption prices, expressed as a percentage of the principal amount:

                                                            Redemption
                   Redemption Period                          Price
                   -----------------                        ----------
    June 22, 2004 through June 21, 2005.................     103.86%
    June 22, 2005 through June 21, 2006.................     102.89%
    June 22, 2006 through June 21, 2007.................     101.93%
    June 22, 2007 through June 21, 2008.................     100.96%

and 100% thereafter.

                                   SCHEDULE C


                      "Significant Subsidiaries" of Company
                    (pursuant to Rule 1-02 of Regulation S-X)


SCI Funeral Services, Inc. - Iowa corporation
SCI California Funeral Services, Inc. - California corporation
SCI International Limited - Delaware corporation
SCI Funeral Services of Florida, Inc. - Florida corporation
SCI Texas Funeral Services, Inc. - Delaware corporation
Service Corporation International Plc - a U.K. company
Service Corporation International (Canada) Limited - Canada
SCI Continental Europe SA - French
OGF SA - French

                                   SCHEDULE D


                 Persons Required to Execute Lock-up Agreements


B. D. Hunter
John W. Mecom, Jr.
Victor L. Lund
Jack Finkelstein
James H. Greer
Clifton H. Morris, Jr.
W. Blair Waltrip
Anthony L. Coelho
A. J. Foyt, Jr.
E. H. Thornton, Jr.
R. L. Waltrip
Edward E. Williams
Jerald L. Pullins
Jeffrey E. Curtiss
James M. Shelger

                                                                       EXHIBIT A
                      FORM OF OPINION OF COMPANY'S COUNSEL
                                 TO BE DELIVERED
                            PURSUANT TO SECTION 5(b)


         (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas.

         (2) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, the Agreement.

         (3) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing could not reasonably be expected to result in a Material Adverse Effect.

         (4) The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances thereof, if any, contemplated under the Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). None of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company arising by operation of law or under the charter or by-laws of the Company.

         (5) The Agreement has been duly authorized, executed and delivered by the Company.

         (6) The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Agreement. The Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Underwritten Securities are in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture.

         (7) The Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the applicable Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (8) The Underlying Securities have been duly authorized and reserved for issuance by the Company upon conversion of the related Underwritten Securities. The Underlying Securities, when issued upon such conversion, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of the Underlying Securities is or will be subject to personal liability by reason of being such a holder.

         (9) The Underwritten Securities being sold pursuant to the Agreement and the Indenture conform, and any Underlying Securities, when issued and delivered in accordance with the terms of the related Underwritten Securities, will conform, in all material respects to the statements relating thereto contained in the Prospectus.

         (10) The information in the Prospectus under "Description of Notes," "Description of Company Debt Securities," "Description of Capital Stock," "Certain Federal Income Tax Considerations" and "Underwriting," in the Annual Report on Form 10-K under "Item 3. Legal Proceedings" and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters or the Company's charter, bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

         (11) To the best of our knowledge, after due inquiry, the Company is not in violation of its charter or by-laws and no default by the Company or any of its Subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

         (12) The execution, delivery and performance of the Agreement and the Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Registration Statement and the Prospectus and the consummation of the transactions contemplated in the Agreement and in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds" and the issuance of any Underlying Securities) and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over


                                  EXHIBIT A-2
the Company or any of its subsidiaries or any of their assets, properties or operations, except for any breach, default, lien, charge or encumbrance under any such contract as could not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

         (13) To the best of our knowledge, after due inquiry, except as set forth in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries thereof is a party or to which the assets, properties or operations of the Company or any of its subsidiaries thereof is subject, before or by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under the Agreement or the Indenture or the performance by the Company of its obligations thereunder.

         (14) All descriptions in the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects. To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

         (15) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

         (16) The Registration Statement (including any Rule 462(b) Registration Statement) has been declared effective under the 1933 Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

         (17) The Registration Statement (including any Rule 462(b) Registration Statement) and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement (including any Rule 462(b) Registration Statement) and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom and each Trustee's Statement of Eligibility on Form T-1 (the "Form T-1s"), as to which we express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

         (18) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules therein or omitted therefrom, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.


                                  EXHIBIT A-3

         (19) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution or delivery by the Company of the Agreement or for the performance by the Company of the transactions contemplated under the Prospectus, the Agreement or the Indenture, other than under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations, which have already been made, obtained or rendered, as applicable.

         (20) The Indenture complies with the requirements of and has been duly qualified under the 1939 Act.

         (21) The Underwritten Securities, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act (the "Commodity Exchange Act Regulations").

         (22) The Company is not, and upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

         Nothing has come to our attention that would lead us to believe that the Registration Statement (including any Rule 462(b) Registration Statement) or any post-effective amendment thereto (except for financial statements and supporting schedules and other financial data included therein or omitted therefrom and for the Form T-1s, as to which we make no statement), at the time the Registration Statement (including any Rule 462(b) Registration Statement) or any post-effective amendment thereto (including the filing of the Company's Annual Report on Form 10-K with the Commission) became effective or at the date of the Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                  EXHIBIT A-4

                                                                       EXHIBIT B

                       FORM OF OPINION OF GENERAL COUNSEL
                         OF THE COMPANY TO BE DELIVERED
                            PURSUANT TO SECTION 5(c)


         (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas.

         (2) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, the Agreement.

         (3) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing could not reasonably be expected to result in a Material Adverse Effect.

         (4) The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances thereof, if any, contemplated under the Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.

         (5) The Agreement has been duly authorized, executed and delivered by the Company.

         (6) The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Agreement. The Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor, will constitute valid and binding obligations of the Company. The Underwritten Securities are in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture.

         (7) The Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the applicable Trustee) constitutes a valid and binding agreement of the Company.

         (8) The Underlying Securities have been duly authorized and reserved for issuance by the Company upon conversion of the related Underwritten Securities. The Underlying Securities, when issued upon such conversion, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of the Underlying Securities is or will be subject to personal liability by reason of being such a holder.

         (9) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise described in the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any perfected security interest and, to the best of my knowledge and information, after due inquiry, any other security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued by such Subsidiaries and are fully paid and non-assessable.

         (10) The execution, delivery and performance of the Agreement and the Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Registration Statement and the Prospectus and the consummation of the transactions contemplated in the Agreement and in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds" and the issuance of any Underlying Securities) and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, except for any breach, default, lien, charge or encumbrance under any such contract as could not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

         (11) To the best of my knowledge, after due inquiry, except as set forth in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries thereof is a party or to which the assets, properties or operations of the Company or any of its subsidiaries thereof is subject, before or by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the



                                  EXHIBIT B-2
consummation of the transactions contemplated under the Agreement or the Indenture or the performance by the Company of its obligations thereunder.










                                  EXHIBIT B-3